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                                                                     EXHIBIT 5.1



                         PILLSBURY MADISON & SUTRO LLP
                                 P.O. BOX 7880
                            SAN FRANCISCO, CA 94120
                              Tel: (415) 983-1000
                              Fax: (415) 983-1200

                                  May 29, 1997

Heska Corporation
1825 Sharp Point Drive
Fort Collins, CO 80525

  Re:     Registration Statement on Form S-1

Ladies and Gentlemen:

          We are acting as counsel for Heska Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 6,152,500 shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company, of which 5,802,500 authorized but heretofore unissued shares (including 802,500 shares subject to the underwriters' over-allotment option) are to be offered and sold by the Company and 350,000 shares are to be offered and sold by a certain stockholder of the Company (the "Selling Stockholder"). In this regard we have participated in the preparation of a Registration Statement on Form S-1 (Registration No. 333-25767) relating to such 6,152,500 shares of Common Stock. (Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Securities Act (a "Rule 462(b) registration statement") is herein referred to as the "Registration Statement.")

          We are of the opinion that (i) the shares of Common Stock to be offered and sold by the Company (including any shares of Common Stock registered pursuant to a Rule 462(b) registration statement) have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable, and (ii) the shares of Common Stock to be offered and sold by the Selling Stockholder have been duly authorized and legally issued and are fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                        Very truly yours,




                                        /s/ Pillsbury Madison & Sutro LLP


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